Exhibit 15.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Lifezone Metals Limited
Douglas, Isle of Man

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-272865 and No. 333-281189) and Form S-8 (No. 333-274449) of Lifezone Metals Limited of our report dated April 9, 2025, relating to the consolidated financial statements which appears in this Annual Report on Form 20-F.

/s/ BDO LLP
BDO LLP
London, United Kingdom

April 9, 2025